Schedule A

Funds

For each Fund, the investment management fee shall be accrued daily and calculated in accordance with the corresponding schedule set forth below:

As of the Effective Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.20000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.19500%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.19000%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.18500%
Fund net assets greater than $10 billion up to and including $15 billion	0.18000%
Fund net assets greater than $15 billion	0.17000%

Fund	Effective Date:
First Trust Multi-Strategy Alternative ETF (LALT)	January 27, 2023
FT Vest Laddered Moderate Buffer ETF (BUFZ)	October 19, 2023
FT Vest Laddered Small Cap Buffer ETF (BUFS)	May 21, 2024
FT Vest Laddered International Moderate Buffer ETF (BUFY)	TBD

Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.85000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.82875%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.80750%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.78625%
Fund net assets greater than $10 billion	0.76500%

Fund	Effective Date:
FT Vest U.S. Equity Moderate Buffer ETF – January (GJAN)	January 12, 2023
FT Vest U.S. Equity Moderate Buffer ETF – February (GFEB)	February 10, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETF – March (XMAR)	March 10, 2023
FT Vest U.S. Equity Moderate Buffer ETF – March (GMAR)	March 10, 2023
FT Vest U.S. Equity Moderate Buffer ETF – April (GAPR)	April 17, 2023
FT Vest U.S. Equity Moderate Buffer ETF – May (GMAY)	May 15, 2023
FT Vest U.S. Equity Moderate Buffer ETF – June (GJUN)	June 9, 2023
FT Vest U.S. Equity Moderate Buffer ETF – July (GJUL)	June 9, 2023
FT Vest U.S. Equity Moderate Buffer ETF – August (GAUG)	June 9, 2023

Fund	Effective Date:
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – July (XJUL)	July 12, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – August (XAUG)	July 12, 2023
FT Vest U.S. Equity Moderate Buffer ETF – September (GSEP)	September 8, 2023
FT Vest U.S. Equity Moderate Buffer ETF – October (GOCT)	September 8, 2023
FT Vest U.S. Equity Moderate Buffer ETF – November (GNOV)	September 8, 2023
FT Vest U.S. Equity Moderate Buffer ETF – December (GDEC)	September 8, 2023
FT Vest U.S. Equity Buffer & Premium Income ETF -September (XISE)	September 9, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – October (XOCT)	October 12, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – November (XNOV)	October 12, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – January (XJAN)	October 12, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – February (XFEB)	October 12, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – April (XAPR)	October 12, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – May (XMAY)	October 12, 2023
First Trust Active Global Quality Income ETF (AGQI)	November 17, 2023
FT Vest U.S. Equity Buffer & Premium Income ETF -December (XIDE)	December 4, 2023
FT Vest U.S. Equity Max Buffer ETF – March (MARM)	March 15, 2024
FT Vest U.S. Equity Buffer & Premium Income ETF -March (XIMR)	March 18, 2024
FT Vest U.S. Equity Buffer & Premium Income ETF - June (XIJN)	June 10, 2024
FT Vest U.S. Equity Max Buffer ETF – June (JUNM)	June 10, 2024
FT Vest U.S. Equity Max Buffer ETF – July (JULM)	July 24, 2024
FT Vest U.S. Equity Max Buffer ETF – August (AUGM)	August 12, 2024
FT Vest U.S. Equity Max Buffer ETF – September (SEPM)	August 12, 2024
FT Vest U.S. Equity Equal Weight Buffer ETF – June (RSJN)	June 14, 2024
FT Vest U.S. Equity Equal Weight Buffer ETF – September (RSSE)	September 6, 2024
FT Vest U.S. Equity Equal Weight Buffer ETF – December (RSDE)	September 6, 2024
FT Vest U.S. Equity Equal Weight Buffer ETF – March (RSMR)	September 6, 2024
FT Vest U.S. Equity Max Buffer ETF – October	TBD

Fund	Effective Date:
FT Vest U.S. Equity Max Buffer ETF – November	TBD
FT Vest U.S. Equity Max Buffer ETF – December	TBD
FT Vest U.S. Equity Max Buffer ETF – January	TBD
FT Vest U.S. Equity Max Buffer ETF – February	TBD
FT Vest U.S. Equity Max Buffer ETF – April	TBD
FT Vest U.S. Equity Max Buffer ETF – May	TBD
FT Vest U.S. Equity Uncapped Accelerator ETF – October	TBD
FT Vest U.S. Equity Uncapped Accelerator ETF – January	TBD
FT Vest U.S. Equity Uncapped Accelerator ETF – April	TBD
FT Vest U.S. Equity Uncapped Accelerator ETF – July	TBD
FT Vest U.S. Equity Quarterly Dynamic Buffer ETF	TBD
FT Vest U.S. Equity Quarterly 2.5 to 15 Buffer ETF	TBD

As of the Effective Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.85000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.82875%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.80750%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.78625%
Fund net assets greater than $10 billion up to and including $15 billion	0.76500%
Fund net assets greater than $15 billion	0.72250%

FT Raymond James Multicap Growth Equity ETF (RJMG)	January 12, 2024

*As of the Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.90000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.87750%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.85500%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.83250%
Fund net assets greater than $10 billion	0.81000%

FT Vest U.S. Small Cap Moderate Buffer ETF – May (SMAY)	May 15, 2023
FT Vest U.S. Small Cap Moderate Buffer ETF – August (SAUG)	August 7, 2023
FT Vest U.S. Small Cap Moderate Buffer ETF – November (SNOV)	November 6, 2023

FT Vest U.S. Small Cap Moderate Buffer ETF – February (SFEB)	February 5, 2024
FT Vest Nasdaq-100 Conservative Buffer ETF – April (QCAP)	April 8, 2024
FT Vest Nasdaq-100 Conservative Buffer ETF – July (QCJL)	April 8, 2024
FT Vest Nasdaq-100 Conservative Buffer ETF – October (QCOC)	April 8, 2024
FT Vest Nasdaq-100 Conservative Buffer ETF – January (QCJA)	April 8, 2024
FT Vest Nasdaq-100 Moderate Buffer ETF – May (QMMY)	May 5, 2024
FT Vest Nasdaq-100 Moderate Buffer ETF – August (QMAG)	May 5, 2024
FT Vest Nasdaq-100 Moderate Buffer ETF – November (QMNV)	May 5, 2024
FT Vest Nasdaq-100 Moderate Buffer ETF – February (QMFE)	May 5, 2024

*As of the Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.95000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.93810%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.92630%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.91440%
Fund net assets greater than $10 billion	0.89460%

FT Vest Emerging Market Buffer ETF – September	TBD
FT Vest Emerging Market Buffer ETF – December	TBD
FT Vest Emerging Market Buffer ETF – March	TBD
FT Vest Emerging Market Buffer ETF – June	TBD
First Trust BDC & Specialty Finance Income ETF	TBD

Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	1.10000%
Fund net assets greater than $2.5 billion up to and including $5 billion	1.07250%
Fund net assets greater than $5 billion up to and including $7.5 billion	1.04500%
Fund net assets greater than $7.5 billion up to and including $10 billion	1.01750%
Fund net assets greater than $10 billion	0.99000%

FT Energy Income Partners Enhanced Income ETF (EIPI)	May 1, 2024